SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2018 (March 8, 2018)

FUNKO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38274	3-2593276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2802 Wetmore Avenue Everett, Washington		98201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 783-3616

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Explanatory Note

On March 8, 2018, Funko, Inc. (the “Company”) filed a Current Report on Form 8-K furnishing under Items 2.02 and 9.01 of the Form 8-K the Company’s press release announcing its unaudited financial results for the quarter and year ended December 31, 2017 (the “Original Filing”). The full text of the press release was included as Exhibit 99.1 to the Original Filing.

The purpose of this Current Report on Form 8-K/A is to amend certain of the results and amend the financial tables that were included in Exhibit 99.1 to the Original Filing to reflect the impact of the March 15, 2018 announcement of Toys “R” Us, Inc., one of the Company’s customers, relating to the wind down of its U.S. operations and the potential insolvency proceedings of certain of its subsidiaries and to reflect certain balance sheet reclassifications relating to the accounting for the Company’s acquisition of Underground Toys Limited (“Underground Toys”).

Item 2.02.	Results of Operations and Financial Condition.

On March 16, 2018, the Company disclosed its amended financial results for the quarter and year ended December 31, 2017. The amended financial results are furnished as Exhibit 99.1 to this Current Report on Form 8-K/A.

On March 15, 2018, after the Company had released earnings for the quarter and year ended December 31, 2017, Toys “R” Us, Inc. announced the filing of a motion seeking approval from the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division to begin the process of conducting an orderly wind-down of its U.S. business and close all of its remaining retail stores in the United States (the “Liquidation”).

In accordance with U.S. generally accepted accounting principles, the Company revised its financial results for the fourth quarter and full year ended December 31, 2017 to reflect the effects of the Liquidation. Based on the information available to management, the Company increased the allowance for doubtful accounts within Accounts receivable, net by $2.0 million, which represents the remaining unpaid accounts receivable balance from Toys “R” Us that was outstanding at December 31, 2017. This adjustment is reflected as bad debt expense in Selling, general, and administrative expenses for the year ended December 31, 2017. The following table reflects the changes to the Company’s Condensed Consolidated Statements of Operations for the three months and year ended December 31, 2017 from the previously released unaudited financial results.

	Three Months Ended December 31, 2017			Year Ended December 31, 2017
($’s in thousands, except per share amounts)	As Reported	Adjustment	As Amended	As Reported	Adjustment	As Amended
Selling, general, and administrative expenses	$35,545	$1,987	$37,532	$118,957	$1,987	$120,944
Income tax expense	757	(263)	494	1,803	(263)	1,540
Total operating expenses	148,110	1,987	150,097	471,952	1,987	473,939
Income (loss) from operations	21,364	(1,987)	19,377	44,132	(1,987)	42,145
Income (loss) before income taxes	9,982	(1,987)	7,995	9,127	(1,987)	7,140
Net income (loss)	9,225	(1,724)	7,501	7,324	(1,724)	5,600
Less: net income attributable to non-controlling interests	2,902	(1,027)	1,875	2,902	(1,027)	1,875
Net income (loss) attributable to Funko, Inc.	6,323	(697)	5,626	4,422	(697)	3,725

Earnings per share of Class A common stock:
Basic	$0.07	$(0.03)	$0.04	$0.07	$(0.03)	$0.04
Diluted	$0.07	$(0.03)	$0.04	$0.07	$(0.03)	$0.04

In addition, subsequent to the Company’s earnings release on March 8, 2018, and while completing the audit of the Company’s UK subsidiary’s statutory accounts and the final purchase accounting for the Underground Toys acquisition, the Company identified various balance sheet reclassifications. These balance sheet adjustments resulted in a reduction of $10.6 million to both Total current assets and Total current liabilities on the Company’s Condensed Consolidated Balance Sheet as of December 31, 2017. None of the adjustments impacted the statement of operations for the three months or for the year ended December 31, 2017 and primarily related to the presentation of certain accounts net versus gross. The following table reflects the changes to the Company’s Condensed Consolidated Balance Sheet as of December 31, 2017 from the previously released unaudited financial results and includes the impact of the foregoing reclassifications and the $2.0 million bad debt allowance related to Toys “R” Us.

	At December 31, 2017
($’s in thousands)	As Reported	Adjustment	As Amended
Accounts receivable, net	$122,842	$(7,364)	$115,478
Inventory	84,338	(5,256)	79,082
Accounts payable	52,504	924	53,428
Income taxes payable	2,393	(125)	2,268
Accrued royalties	31,261	(5,292)	25,969
Accrued expenses and other current liabilities	33,298	(6,266)	27,032
Deferred tax liability	725	(137)	588
Retained earnings (deficit)	1,738	(697)	1,041
Non-controlling interests	151,015	(1,027)	149,988

The foregoing corrections are also contained in the corrected financial tables attached as Exhibit 99.1 hereto.

The information in this Item 2.02 of this Current Report on Form 8-K/A (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

Exhibit 99.1	Corrected Financial Tables, dated March 16, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNKO, INC.

By:	/s/ Tracy D. Daw
Name:	Tracy D. Daw
Title:	Sr. Vice President, General Counsel, and Secretary

Date: March 16, 2018